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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement pertaining to Narrowstep Inc. (the "Company") on Form S-8, of our report dated April 5, 2006, with respect to the consolidated financial statements of the Company as of February 28, 2006 and for the year then ended, which report is included in the Company's Annual Report (Form 10-KSB) for the year ended February 28, 2006. We also consent to the reference to our firm under the caption "Experts".


                                        /s/ Rothstein, Kass & Company, P.C.


Rothstein, Kass & Company, P.C.
Roseland, New Jersey
April 25, 2006